Exhibit 10.34

SECOND AMENDMENT
TO
EMPLOYMENT AGREEMENT

  The Employment Agreement (the "Agreement") entered into as of March 17, 2008, by and between NPS Pharmaceuticals, Inc. and Francois Nader, M.D., as previously amended, is hereby further amended as follows:

    Section III.c is hereby amended by adding the following at the end thereof:

    "Notwithstanding the foregoing, commencing January 15, 2009, the option grant provided by this Section III.c shall be made on an annual basis, on the first scheduled meeting of the Compensation Committee of the calendar year, rather than on a quarterly basis; provided, however, that the annual option grant to be made on January 15, 2009 shall cover only Sixty-Seven Thousand Five Hundred (67,500) stock options, as the first quarterly installment grant of Twenty-Two Thousand Five Hundred (22,500) stock options will have been made on January 15, 2009."

  Except as amended herein, the Agreement is confirmed in all other respects.

  Executed this 21st day of January, 2009 by the parties hereto.

NPS PHARMACEUTICALS, INC.

By: /s/ Andrew Rackear
Andrew Rackear
General Counsel & SVP, Legal Affairs

/s/ Francois Nader
Francois Nader, M.D.